Harvest States Cooperatives

                     Amended and Restated Loan No. ML0154T3




                                                                        ML0154T3


                     AMENDED AND RESTATED FOURTH SUPPLEMENT

                       TO MASTER SYNDICATED LOAN AGREEMENT

         THIS AMENDED AND RESTATED FOURTH SUPPLEMENT to the Master Syndicated Loan Agreement is entered into as of July 25, 1997, by and among HARVEST STATES COOPERATIVES (the "Company"), COBANK, ACB (successor to the National Bank for Cooperatives ("CoBank")) and the ST. PAUL BANK FOR COOPERATIVES ("St. Paul") (collectively, the "Banks") and amends and restates the Supplement dated October 28, 1996, and numbered ML0154T3.

       SECTION 1. THE COMMITMENTS. On the terms and conditions set forth in this Supplement and the Amended and Restated Master Syndicated Loan Agreement dated October 28, 1996, (the "MLA"), the Banks agree to make loans to the Company during the period commencing on October 31, 1997, and ending on but not including October 31, 1998, in an aggregate principal amount for each Bank not to exceed $25,000,000 (the "Commitments"). Loans will be made directly by each Bank to the Company in the manner set forth below. However, all loans will be made on a pro rata basis so that at all times each Bank shall have the same amount outstanding hereunder. Amounts borrowed under the Commitments and later repaid may not be reborrowed.

       SECTION 2. PURPOSE. The purpose of the Commitments is to finance fixed asset expenditures.

       SECTION 3. AVAILABILITY. Subject to Section 1 hereof, loans will be made available on any Business Day upon the telephonic or written request of an authorized employee of the Company. Requests for loans must be received by the Banks no later than 12:00 noon, Company's local time on the day the loan is desired. Unless otherwise agreed, all loans will be made available by wire transfer of immediately available funds. Wire transfers will be made to such account(s) as the Company may authorize from time to time on forms supplied by the Banks. In making loans on telephonic request, each Bank shall be entitled to rely on (and shall incur no liability to the Company in acting upon) any request made by a person identifying himself or herself as one of the persons authorized by the Company to request loans hereunder.

       SECTION 4.   INTEREST AND FEES.

         (A) INTEREST RATE OPTIONS. The Company agrees to pay interest on the unpaid principal balance of the loans in accordance with one or more of the following options, as selected by the Company in accordance with the terms hereof:

                  (i) VARIABLE RATE OPTION. At a rate per annum equal at all times to the rate of interest announced by CoBank from time to time as its National Variable Rate which Rate is intended by CoBank to be a reference rate and not its lowest rate. The National Variable Rate

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will change on the date established by CoBank as the effective date of any change therein and CoBank agrees to notify the Company and St. Paul promptly after any such change.

                  (ii) FIXED RATE OPTION. At a fixed rate per annum equal to:
(1) in the case of rates fixed on or before August 30, 1998, 90 basis points above the Banks' Estimated Cost of Funds for periods ranging from 30 days to the life of the loan, as selected by the Company; and (2) in the case of rates fixed after August 30, 1998, at a rate to be quoted by the Banks in their sole discretion in each instance. Upon the expiration of any fixed rate period, interest shall automatically accrue at the variable rate provided for above unless the amount fixed is repaid or fixed for an additional period. Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and shall be payable monthly in arrears by the 20th day of the following month.

         (B) ARRANGEMENT FEE. In consideration of the Commitment, the Company agrees to pay to the Banks an arrangement fee on the unadvanced portion of the Commitment at the rate of .125% per annum which is $21,875.00 for each Bank, payable in equal quarterly installments due on November 20, 1997, February 20, 1998, May 20, 1998, and August 20, 1998. If any installment due date is not a Business Day, then such installment shall be payable on the next Business Day.

       SECTION 5. REPAYMENT. The loans made by each Bank shall be repaid in thirty-two (32) equal consecutive quarterly installments, with the first installment due on November 20, 1998, and the last installment due on August 20, 2006. If any installment due date is not a Business Day, then such installment shall be payable on the next Business Day. This note replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Supplement being amended and restated hereby.

       SECTION 6. PREPAYMENT. The loans may be prepaid on any Business Day on one Business Days' prior written notice. Unless the Banks otherwise agree, all prepayments will be applied pro rata to principal installments owing to each Bank in the inverse order of their maturity and to the various fixed and variable rate balances outstanding on the loans in the following order: (i) first, to any balances fixed for the periods being prepaid; and (ii) next, to such balances, fixed or variable, as the Company may elect; provided, however, that the Company may not elect to apply prepayments in such a manner as to cause the Company to have to repay any fixed rate balance prior to the last day of its fixed rate period in order to pay any scheduled installment of principal. Notwithstanding the foregoing, the Company's right to prepay any fixed rate balance shall be conditioned upon the payment of a prepayment surcharge calculated in accordance with Section 12 of the MLA.

       SECTION 7. MANNER AND TIME OF PAYMENT. All payments shall be made by wire transfer of immediately available funds to: (i) in the case of CoBank, ABA #30-70-88754 for advice to and credit of CoBANK; and (ii) in the case of St. Paul, ABA #296090471 (or to such

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other account as either CoBank or St. Paul may designate by notice). The Company shall give the Banks telephonic notice no later than 12:00 noon, Company's local time, of its intent to pay by wire transfer. Wire transfers received after 3:00 p.m., Company's local time, shall be credited on the next business day.

       IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers as of the date shown above.

COBANK, ACB                               HARVEST STATES COOPERATIVES

By:                                       By:
           /s/ J. Daniel Malan                     /s/ T. F. Baker
           --------------------------              -----------------------------

Title:                                    Title:
           Vice President                          Group Vice President, Finance
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ST. PAUL BANK FOR COOPERATIVES

By:
           /s/ Marvin L. Lindo
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Title:
           Senior Vice President
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